PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (571) 382-1714

HIGHLAND HOSPITALITY CORPORATION ANNOUNCES

EARNINGS FOR PERIOD ENDED DECEMBER 31, 2003.

MCLEAN, VA—Highland Hospitality Corporation (NYSE:HIH), a newly formed lodging REIT, today reported its consolidated results for the period ended December 31, 2003.

Fourth Quarter Highlights included:

-	Successfully completed and upsized our initial public offering, including by virtue of the underwriters’ full exercise of their over-allotment option, in which we sold 34,500,000 shares and generated net proceeds of $321 million for the Company after underwriters’ discounts.

-	Successfully completed private placements, in which we sold an additional 4,550,000 shares and raised an additional $42.3 million for the Company in offering proceeds.

-	Acquired five of our seven initial hotel properties by year-end 2003 for aggregate consideration of approximately $153 million in cash and operating partnership units.

The financial results presented below and in the accompanying financial tables are for the period beginning with the closing of our initial public offering and our commencement of operations on December 19, 2003 through December 31, 2003.

Consolidated Financial Results

Consolidated Total Revenue was $0.7 million and Consolidated Net Loss was $(2.7) million, or $(.07) per share, for the period ended December 31, 2003. The Consolidated Net Loss for the period resulted primarily from the following one-time charges relating to the Company’s initial public offering, all of which were recorded as General and Administrative expenses: Stock-based compensation expense of $0.5 million and initial public offering related costs and reimbursements to our sponsor, Barcelo Crestline, of $2.0 million.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (571) 382-1714

Funds from operations, or FFO, which is defined as Consolidated Net Loss plus Depreciation and Amortization, was $(2.6) million, or $(.07) per share, and Earnings before Interest, Income Taxes, Depreciation, and Amortization, or EBITDA, was $(2.9) million, or $(.08) per share, for the period ended December 31, 2003.

Both FFO and EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Management believes both FFO and EBITDA to be key measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance. A reconciliation of these non-GAAP financial measures is included in the accompanying financial tables.

Balance Sheet/Liquidity

On December 19, 2003, the Company completed its initial public offering of 30,000,000 shares of common stock. Together with the underwriters’ full exercise of their over-allotment option to purchase 4,500,000 additional shares, the Company raised a total of $321 million in net offering proceeds from the initial public offering. In addition to the initial public offering, the Company completed private placement transactions on December 19, 2003 that raised an additional $42.3 million in cash proceeds. The Company used approximately $144 million of cash proceeds to acquire five of its initial seven hotel properties during the period ended December 31, 2003. At December 31, 2003, the Company had $225.6 million of cash on hand. Subsequent to December 31, 2003, the Company acquired the two remaining hotel properties of its initial portfolio by using approximately $36 million of cash proceeds and assuming $17 million of mortgage debt relating to one of the hotel properties. As of February 20, 2004, the Company had

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (571) 382-1714

approximately $180 million of cash and approximately $17 million of debt on its balance sheet.

The Company is currently in negotiations to obtain a corporate credit facility with several major financial institutions. The facility will be designed to provide the capacity and flexibility to meet its targeted leverage objectives of 40 – 50% debt to capitalization. The Company anticipates that this facility will be closed during the second quarter 2004.

Acquisition Pipeline

The Company acquired five of its initial acquisition properties in December and acquired the remaining two hotel properties in January. The table below lists the key data associated with each of the hotel transactions:

Location/Brand	Rooms	Purchase Price $ MM*	Date

Portsmouth, VA Renaissance	250	16.8	12/19/2003
Sugar Land, TX Marriott	300	33.8	12/19/2003
Virginia Beach, VA Hilton Garden Inn	176	20.2	12/19/2003
San Antonio, TX Marriott	252	32.7	12/29/2003
Savannah, GA Hyatt Regency	351	49.2	12/30/2003
Tampa, FL Hilton	238	30.2	01/08/2004
BWI Airport, MD Hilton Garden Inn	158	22.7	01/12/2004

*	Represents fair value of consideration paid in the form of cash, operating partnership units, and in the case of the Tampa, Florida Hilton, the assumption of $17 million of debt

James L. Francis, President and CEO of Highland Hospitality Corporation, stated, “We are pleased to have successfully completed our initial public offering. As evidenced by the seven hotel transactions announced to date, our investment strategy has produced acquisitions that cover the spectrum from full to limited service hotels, including properties which will provide upside through upgrading and renovating, asset management or through new management expertise. While there is a wealth of

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (571) 382-1714

opportunities available to us, we continue to carefully allocate our capital to those investments that will maximize returns for our shareholders’ over the long term.”

Investor Conference Call and Simulcast

Highland Hospitality Corporation will conduct a conference call at 10:00 AM EST on Wednesday, February 25, 2004, to discuss its financial results. The number to call for this interactive teleconference is 1(800) 894-5910 (within the U.S.) and 1(785) 424-1052 (for international calls). The conference I.D. is Highland. A playback will be available one hour after the completion of the conference call through March 3, 2004. To listen to a replay of the tape, please call 1(888) 566-0167 (within the U.S.) or 1(402) 530-9312 (for international calls).

The Company will also provide an online simulcast and rebroadcast of the year-end 2003 earnings release conference call. The live broadcast of Highland’s quarterly conference call will be available online at the Company’s website at www.highlandhospitality.com. The online replay will follow shortly after the call and continue through May 25, 2004.

Highland Hospitality Corporation is a newly formed, self-advised lodging real estate investment trust, or REIT, focused on hotel investments primarily in the United States. The Company currently owns seven hotel properties with an aggregate of 1,725 rooms. Additional information can be found on the company’s website at www.highlandhospitality.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (571) 382-1714

and uncertainties, many of which are outside Highland’s control. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (571) 382-1714

BALANCE SHEET

($s in thousands)

December 31, 2003
ASSETS
Investment in hotel properties, net	$147,562
Cash and cash equivalents	225,630
Accounts receivable, net	2,917
Prepaid expenses and other assets	3,379

Total assets	$379,488

LIABILITIES AND OWNERS’ EQUITY
Accounts payable and accrued expenses	$15,768

Total liabilities	15,768

Minority interest in operating partnership	8,457
Commitments and contingencies	—

Preferred stock	—
Common stock	399
Additional paid-in capital	365,454
Unearned compensation	(7,917)
Accumulated deficit	(2,673)

Total owners’ equity	355,263

Total liabilities and owners’ equity	$379,488

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (571) 382-1714

STATEMENT OF OPERATIONS

($s in thousands, except per share amounts)

Period From December 19, 2003 to December 31, 2003
REVENUE
Rooms	$348
Food and beverage	311
Other	24

Total revenue	683

EXPENSES
Hotel operating expenses:
Rooms	89
Food and beverage	310
Other direct	20
Indirect	341

Total hotel operating expenses	760
Depreciation and amortization	108
Corporate general and administrative:
Stock-based compensation	637
Other	2,257

Total operating expenses	3,762

Operating loss	(3,079)

Interest income	65
Interest expense	—
Other income (expense)	—

Loss before minority interest in operating partnership and income taxes	(3,014)

Minority interest in operating partnership	64
Income tax benefit	277

Net loss	$(2,673)

Earnings per share:
Basic and diluted	(0.07)

Weighted average number of common shares outstanding:
Basic and diluted	37,459,423

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (571) 382-1714

RECONCILIATION OF FFO AND EBITDA TO NET LOSS

($s in thousands, except per share amounts)

The following table reconciles net loss to FFO for the period from December 19, 2003 through December 31, 2003:

Net loss	$(2,673)
Add: Depreciation and amortization	108

FFO	$(2,565)

FFO per share:
Basic and diluted	$(0.07)

The following table reconciles net loss to EBITDA for the period from December 19, 2003 through December 31, 2003:

Net loss	$(2,673)
Add: Depreciation and amortization	108
Less: Interest income	(65)
Income tax benefit	(277)

EBITDA	$(2,907)

EBITDA per share:
Basic and diluted	$(0.08)